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                             THE CERPLEX GROUP, INC.


                                INDEX TO EXHIBITS


Item           Description of Exhibits

Exhibit 11     Computation of Per Share Earnings

Exhibit 27     Financial Data Schedule -- Article 5 of Regulation S-X


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                             THE CERPLEX GROUP, INC.


                          COMPUTATION OF PER SHARE LOSS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                          Three months ended                          Six months ended
                                                   ----------------------------------       -----------------------------------
                                                   March 28, 1998      March 30, 1997       March 28, 1998       March 30, 1997
                                                   ----------------------------------       -----------------------------------
Net loss available to common stockholders            $ (9,753)            $ (4,045)            $(15,566)            $ (7,060)
                                                     ========             ========             ========             ========

ADJUSTED NUMBER OF COMMON SHARES

Weighted average shares outstanding                     6,848                5,963                6,848                5,853

Incremental shares for exercise of stock
options and warrants and common stock
issuable                                                                       718                                       718
                                                     --------             --------             --------             --------

Adjusted number of common shares                        6,848                6,681                6,848                6,571
                                                     ========             ========             ========             ========

Basic and diluted loss per common share              $  (1.42)            $  (0.61)            $  (2.27)            $  (1.07)
                                                     --------             --------             --------             --------

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